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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8's) pertaining to Stock Option Plan for Non-Employee Directors (No. 33-43625, dated November 1, 1991), 1994 Directors' Stock Compensation Plan (No. 33-84032, dated September 13, 1994), Robbins & Myers, Inc. Employee Savings Plan (No. 33-61893, dated August 17, 1995), Robbins & Myers, Inc. 1994 Long-term Incentive Plan (No. 333-00291, dated January 19, 1996), Robbins & Myers, Inc. 1995 Stock Option Plan for Non-employee Directors (No. 333-00293, dated January 19, 1996), Robbins & Myers, Inc. Savings Plan for Union Employees (No. 333-00289, dated February 7, 1996), Robbins & Myers, Inc. 1999 Long-term Incentive Plan (No. 333-35856, dated April 28, 2000), the Robbins & Myers, Inc. 2004 Stock Incentive Plan as Amended (No. 333-121899), the Registration Statement (Form S-3, No. 333-31235, dated July 14, 1997) pertaining to Investor Stock Purchase Plan and Post Effective Amendment No. 1 (dated August 20, 2003), and the Registration Statement (Form S-3, No. 333-106780, dated August 20, 2003) pertaining to an offering of securities to be designated by the Company, of our report dated November 18, 2005, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries included herein, of our report dated November 18, 2005, with respect to Robbins & Myers, Inc. and Subsidiaries management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Robbins & Myers, Inc. and Subsidiaries, included herein, and our report on the financial statement schedule of Robbins & Myers, Inc. included in this Annual Report (Form 10-K) of Robbins & Myers, Inc. and Subsidiaries for the year ended August 31, 2005.

Our audits included the financial statement schedule of Robbins & Myers, Inc. and Subsidiaries listed in Item 15(a). This schedule is the responsibility of Robbins & Myers, Inc. and Subsidiaries' management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is November 18, 2005, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

\s\ Ernst & Young LLP
Dayton, Ohio
November 25, 2005

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